                                                                     Exhibit 4.1

                                    AMENDMENT

          AMENDMENT, dated as of May 16, 1994 (this "AMENDMENT"), to the Credit Agreement, dated as of September 1, 1992 (as amended, supplemented or otherwise modified prior to the date hereof, the "CREDIT AGREEMENT"), among W. R. GRACE & CO.-CONN., a Connecticut corporation (the "COMPANY"), W. R. GRACE & CO., a New York corporation ("GRACE NEW YORK"), the banks and other financial institutions parties thereto (the "BANKS") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity the "AGENT") for the Banks.

                              W I T N E S S E T H :

          WHEREAS, the Company and Grace New York have requested the Agent and the Banks to agree to amend certain provisions to the Credit Agreement as set forth in this Amendment; and

          WHEREAS, the Agent and the Banks are willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Grace New York and the Agent hereby agree as follows:

          1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          2. AMENDMENT. The definition of "EBIT" in subsection 1.1 of the Credit Agreement is hereby amended by:

          (a) inserting immediately after the comma at the end of clause (c) thereof the following new clause (d):

          "PLUS (d) non-cash pre-tax charges against earnings in the approximate amount of $316,000,000 recorded by Grace New York during the fiscal quarter ending
          June 30, 1994 to recognize the reduction in insurance coverage for asbestos property damage litigation and claims (to the extent that such amount has been deducted in determining the amount set forth opposite the caption "Income from continuing operations" (or the equivalent caption) for such period),"

          (b)  relettering existing clause (d) thereof as clause (e), and

          (c) inserting immediately before the period at the end of such definition the following new clause (f):

          "MINUS (f) any payments made in respect of asbestos property damage litigation and claims which pertain to the charges referred to in clause (d) of this definition for such period."

          3. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Agent of evidence satisfactory to the Agent that this Amendment has been executed and delivered by the Company, Grace New York and the Majority Banks.

          4. REPRESENTATIONS AND WARRANTIES. To induce the Agent and the Banks to enter into this Amendment, the Company and Grace New York hereby represent and warrant to the Agent and the Banks that, after giving effect to the amendment provided for herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents (if any) will be true and correct in all material respects as if made on and as of the date of effectiveness hereof and that as of such date no Default or Event of Default will have occurred and be continuing.

          5. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents (if any) shall remain in full force and effect in accordance with their respective terms.

          6. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7. EXPENSES. The Company and Grace New York agree to pay and reimburse the Agent for all of the out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Simpson Thacher & Bartlett, counsel to the Agent.

          8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                              W. R. GRACE & CO.-CONN.


                              By:__________________________
                                 Title:


                              W. R. GRACE & CO.


                              By:__________________________
                                 Title:


                              CHEMICAL BANK, as Agent


                              By:_______________________________
                                 Title:


          The undersigned Banks hereby consent and agree to the foregoing
Amendment:

                              CHEMICAL BANK


                              By:_______________________________
                                 Title:


                              ABN AMRO BANK N.V.


                              By:_______________________________
                                 Title:


                              By:_______________________________
                                 Title:

                              THE CHASE MANHATTAN BANK, N.A.


                              By:_______________________________
                                 Title:


                              CITIBANK, N.A.


                              By:_______________________________
                                 Title:


                              COMMERZBANK AKTIENGESELLSCHAFT, ATLANTA AGENCY

                              By:_______________________________
                                 Title:


                              By:_______________________________
                                 Title:

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                              By:_______________________________
                                 Title:

                              NATIONSBANK OF FLORIDA, N.A.


                              By:_______________________________
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              By:_______________________________
                                 Title:

                              THE BANK OF NOVA SCOTIA


                              By:_______________________________
                                 Title:


                              BARCLAYS BANK PLC


                              By:_______________________________
                                 Title:


                              CREDIT LYONNAIS ATLANTA AGENCY


                              By:_______________________________
                                 Title:


                              DRESDNER BANK AG NEW YORK AND GRAND CAYMAN
                              BRANCHES


                              By:_______________________________
                                 Title:


                              By:_______________________________
                                 Title:


                              THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED


                              By:_______________________________
                                 Title:

                              SWISS BANK CORPORATION -- NEW YORK BRANCH


                              By:_______________________________
                                 Title:


                              By:_______________________________
                                 Title:


                              UNION BANK OF SWITZERLAND


                              By:_______________________________
                                 Title:


                              By:_______________________________
                                 Title:


                              J.P. MORGAN DELAWARE


                              By:_______________________________
                                 Title:


                              CONTINENTAL BANK, N.A.


                              By:_______________________________
                                 Title: